Exhibit 4.3

April 13, 2010

Consent of B. Terrence Hennessey, P. Geo

Board of Directors, Osisko Mining Corporation

United States Securities and Exchange Commission

To the Board of Directors of Osisko Mining Corporation

I, B. Terrence Hennessey, P. Geo, of Micon International Limited, consent to:

1.             The incorporation by reference in the Offer and Circular of Osisko Mining Corporation (the “Company”), included as part of the Company’s Registration Statement on Form F-8 as filed with the Securities and Exchange Commission, of the description of the report titled “Feasibility Study — Canadian Malartic Project (Malartic, Quebec)” dated December, 2008.

2.             The information that forms the summary of the report of the description of project and to the use of my name under the Offer and Circular and Registration Statement as a named expert.

Dated as of the 13th day of April, 2010

SIGNED

/s/ B. Terrence Hennessey
B. Terrence Hennessey

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